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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported) February 3, 2000  Commission File Number  000-27707
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                              AETHER SYSTEMS, INC.
                           (Exact name of registrant)

       Delaware                                      52-2186634
 (State of organization)                 (I.R.S. Employer Identification Number)


                             11460 Cronridge Drive
                          Owings Mills, Maryland 21117
             (Address of principal executive offices and zip code)

                                 (410) 654-6400
                        (Registrant's telephone Number)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On February 3, 2000, Aether Systems, Inc. (the "Company") acquired all of the capital stock of LocusOne Communications, Inc., a Virginia corporation pursuant to a stock purchase agreement entered into with LocusOne and its shareholders. Aether paid a total of $40 million, including retirement of a line of credit and legal fees of LocusOne, of which $20 million in cash was paid at closing and the balance will be paid upon satisfaction of non-transferable promissory notes later in 2000. As part of the acquisition, Aether offered continued employment to all LocusOne employees. The two principal stockholders of LocusOne entered into non-compete agreements, which expire upon the later to occur of two years from closing or ten months following their termination.

     LocusOne provides wireless data solutions to companies that distribute goods and services using their own delivery fleets. Its customers include Office Depot, NuCo2, Suntory Water Group, MAC Papers and Physician Sales & Service. Wireless technology helps these customers improve efficiencies through better tracking, tracing and reporting of inventories that flow through their supply chains.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS


         a. Financial statements of LocusOne to be supplied by amendment pursuant to the provisions of Item 7(a)(14).


         b. Pro Forma financial statements including LocusOne to be supplied by amendment pursuant to the provisions of Item 7(c)(4).

         c.    Exhibits.

               1               Stock Purchase Agreement.
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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               AETHER SYSTEMS, INC.




                                               By: /s/ David C. Reymann
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                                                   David C. Reymann
                                                   Chief Financial Officer


Dated: February 15, 2000
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                                 EXHIBIT INDEX

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EXHIBIT
NUMBER                          EXHIBIT
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1                        Stock Purchase Agreement.
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